Exhibit 10.1

TC BIOPHARM (HOLDINGS) PLC

August 30, 2023

Holder of Warrants to Purchase Ordinary Shares Represented by American Depositary Shares

Re:	Inducement Offer to Exercise Existing Warrants to Purchase Ordinary Shares Represented by American Depositary Shares

Dear Holder:

TC Biopharm (Holdings) PLC, a public limited company incorporated in Scotland pursuant to the Companies Act 2006 (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive new warrants to purchase ordinary shares, par value £0.0001 per share, of the Company (the “Ordinary Shares”) represented by American Depositary Shares of the Company (the “ADSs”) in consideration for you exercising for cash all of the warrants to purchase Ordinary Shares represented by ADSs held by you (“Existing Warrants”) as set forth on your signature page hereto. The issuance and/or the resale of the Ordinary Shares represented by ADSs underlying the Existing Warrants (the “Warrant ADSs”) have been registered pursuant to the Company’s registration statement on Form F-1 (File No. 333-270808) and registered for resale pursuant to Company’s registration statement on Form F-1 (File No. 333-268755) (collectively, the “Registration Statements” and, each, a “Registration Statement”) and the ADSs are registered on a registration statement on Form F-6 (File No. 333-262149) (the “F-6 Registration Statement”). The Registration Statements and the F-6 Registration Statement are currently effective and, upon your exercise of your Existing Warrants pursuant to this letter agreement, will be effective for the issuance and/or resale of the Warrant ADSs. No later than the first (1st) Trading Day following the date hereof, the Company shall file a prospectus supplement to each of the Registration Statements in connection with the Existing Warrants pursuant to the terms hereunder. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

In consideration for you exercising in full for cash all of the Existing Warrants held by you as set forth on your signature page hereto (the “Warrant Exercise”), the Company hereby offers to issue to you or your designees:

(a) a new unregistered warrant to purchase Ordinary Shares represented by ADSs (“New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of Ordinary Shares represented by ADSs (the “New Warrant ADSs”) equal to 200% of the number of Warrant ADSs issued pursuant to each Warrant Exercise hereunder, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto, exercisable at any time on or after the date of issuance and until the five and one-half year anniversary of the date of issuance, for £0.35 per ADS, subject to adjustment as provided in the New Warrants.

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(b) The New Warrants certificate(s) will be delivered within two (2) Trading Days following the Execution Time, and such New Warrants, together with any underlying Ordinary Shares represented by ADSs issued upon exercise of the New Warrants, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered Ordinary Shares represented by ADSs. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant ADSs to the Holder that would not cause the Holder to exceed the maximum number of Ordinary Shares and/or ADSs permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided that no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrant is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, you may accept this offer by executing the signature page of this letter, with such acceptance constituting your exercise in full of the Existing Warrants for an aggregate exercise price set forth on your signature page hereto (the “Warrant Exercise Price”) on or before 7:00 p.m., Eastern Time, on August 30, 2023 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that, when issued, the New Warrants will contain customary restrictive legends, and neither the New Warrants nor the Ordinary Shares represented by ADSs issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant ADSs (this representation is not limiting Holder’s right to sell the New Warrant ADSs pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant ADSs are not, and, subject to the registration obligations contained in paragraph d. of Annex A, may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing the New Warrants and the New Warrant ADSs shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

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Upon the Holder’s exercise of the New Warrants, certificates evidencing the New Warrant ADSs shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant ADSs is effective under the Securities Act, (ii) following any sale of such New Warrant ADSs pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant ADSs are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant ADSs and without volume or manner-of-sale restrictions, (iv) if such New Warrant ADSs may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant ADSs, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant ADSs shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant ADSs issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant ADSs (based on the VWAP of the ADSs on the date such New Warrant ADSs are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant ADSs free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of all or any portion of the number of ADSs, or a sale of a number of ADSs equal to all or any portion of the number of ADSs that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant ADSs that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of ADSs.

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If this offer is accepted and this letter agreement is executed by you and the Company by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 8:00 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall file a Report on Form 6-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement and New Warrant as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the filing of such Report on Form 6-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Report on Form 6-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant ADSs issuable upon your exercise of the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the date of the public disclosure of the transactions hereunder, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Warrant ADSs shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant ADSs registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant ADSs, the Placement Agent shall promptly electronically deliver such Warrant ADSs to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date.”

The Company acknowledges that each Holder has paid the aggregate par value amount of the Ordinary Shares represented by ADSs issuable upon exercise of such Holder’s New Warrants and the Company shall hold such aggregate par value amount in trust and shall apply it as applicable in connection with exercises of such New Warrants pursuant to Section 2(c) therein by such Holder or any assignee of such New Warrants.

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The Company acknowledges and agrees that the obligations of the Holder under this letter agreement is several and not joint with the obligations of any other holder or holders of warrants to purchase Ordinary Shares represented by ADSs issued concurrently with the Existing Warrants (each, an “Other Holder”) under any other agreement which may exist related to the exercise of such warrants to purchase Ordinary Shares represented by ADSs issued concurrently with the Existing Warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder or any Other Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the Company’s solicitation of, and the mutual negotiation of, the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six (6) months after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof) relating to warrants to purchase Ordinary Shares represented by ADSs issued concurrently with Existing Warrants held by an Other Holder, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement, unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until six (6) months after the date hereof, the Company enters into an Other Warrant Exercise Agreement relating to warrants to purchase Ordinary Shares represented by ADSs issued concurrently with the Existing Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically be amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional Warrant Shares), provided that, upon written notice to the Company at any time, the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement.

*****

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Sincerely yours,

TC BIOPHARM (HOLDINGS) PLC

By:
Name:
Title:

[Holder Signature Page Follows]

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Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants:

1.

2.

3.

Aggregate Exercise Price of Holder’s Existing Warrants being exercised contemporaneously with signing this letter agreement: $_________________

Existing Warrants Beneficial Ownership Blocker:

1.	☐ 4.99% or ☐ 9.99%

2.	☐ 4.99% or ☐ 9.99%

3.	☐ 4.99% or ☐ 9.99%

New Warrants: (200% of total Existing Warrants being exercised): ___________

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to TCBP Inducement Offer]

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Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

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d)	Registration Obligations. Within 30 calendar days after the Closing, the Company shall file a registration statement on Form F-3 (or other appropriate form if the Company is not then F-3 eligible) providing for the resale of the Ordinary Shares represented by the New Warrant ADSs by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the Closing Date and to keep the Resale Registration Statement and the F-6 Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant ADSs.

e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant ADSs for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

g)	Listing of ADSs. The Company hereby agrees to use best efforts to maintain the listing or quotation of the ADSs on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant ADSs on such Trading Market and promptly secure the listing of all of the New Warrant ADSs on such Trading Market. The Company further agrees, if the Company applies to have the ADSs listed on any other Trading Market, it will then include in such application all of the New Warrant ADSs, and will take such other action as is necessary to cause all of the New Warrant ADSs to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its ADSs on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)	Subsequent Equity Sales.

(i) From the date hereof until forty five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement, other than the Resale Registration Statement referred to herein. Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Ordinary Shares, ADSs or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, which issuance was approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) warrants to the Placement Agent in connection with the transactions pursuant to this letter agreement (the “Placement Agent Warrants”) and any securities upon exercise of the Placement Agent Warrants and any Ordinary Shares and/or ADSs issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into ADSs and/or Ordinary Shares issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, for purposes of this Section (h)(i).

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(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ADSs and/or Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ADSs and/or Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs and/or Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after six (6) months following the Closing Date, the entry into and/or issuance of ADSs in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

i)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant ADSs as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant ADSs for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

j)	Capital Changes. From the date hereof until forty five (45) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Ordinary Shares or the ADSs without the prior written consent of the Holder.

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